Exhibit 10.53

FORM OF

NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

THIS AGREEMENT, dated as of the date set forth on the signature page hereof and identified as the “Grant Date” is made by and between Rockwood Holdings, Inc., a Delaware corporation (hereinafter referred to as the “Company”), and the individual whose name is set forth on the signature page hereof, a member of the Board who is not an employee of the Company, hereinafter referred to as the “Optionee.”  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan (as defined below).

WHEREAS, the Company desires to grant the Optionee shares of Common Stock, pursuant to the terms and conditions of this agreement (the “Agreement”) and the 2005 Amended and Restated Stock Purchase and Option Plan for the Company and Subsidiaries (the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

WHEREAS, the Board has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the shares of Common Stock provided for herein to the Optionee;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.1.   Option

“Option” shall mean the Option to purchase shares of Common Stock granted under Section 2.1 of this Agreement.

Section 1.2.   Permanent Disability

“Permanent Disability” shall mean the Optionee becomes physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months in any twelve (12) consecutive month period, to perform the Optionee’s duties with the Company.  Any question as to the existence of the Disability of the Optionee as to which the Optionee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Optionee and the Company.  If the Optionee and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing.  The determination of Permanent Disability made in writing to the Company and the Optionee shall be final and conclusive for all purposes of this Agreement.

ARTICLE II

GRANT OF OPTION

Section 2.1.   Grant of Option

Subject to Section 2.4, on and as of the date hereof, the Company irrevocably grants to the Optionee an Option to purchase any part or all of an aggregate of the number of shares set forth on the signature page hereof of its Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2.   Exercise Price

Subject to Section 2.4, the exercise price of the shares of Common Stock covered by the Option shall be the price per share set forth on the signature page hereof as the “Exercise Price” (which is the Fair Market Value per share of the Common Stock on the Grant Date, determined without commission or other charge).

Section 2.3.   Optionee’s Continued Service on the Board

Nothing contained in this Agreement or in any other agreement entered into by the Company and the Optionee guarantees that the Optionee will continue to serve as a member of the Board for any specified period of time.

Section 2.4.   Adjustments to Option

Subject to Sections 8 and 9 of the Plan, in the event that the outstanding shares of the stock subject to an Option, are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or other corporate event, the Committee shall make, as appropriate and equitable, an adjustment in the number and kind of shares and/or the amount of consideration as to which or for which, as the case may be, such Option, or portions thereof then unexercised, shall be exercisable and/or, other than in an event that is a Change of Control, shall pay to the Optionee a dividend in respect of the shares of Common Stock subject to the Option, in any event in order to allow the Optionee to participate in such corporate event in an equitable manner.  Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1.   Exercisability of Option

(a)                                  So long as the Optionee continues to be a member of the Board, the Option shall become exercisable pursuant to the following schedule:

Date Option Becomes Exercisable	Percentage of Shares As to Which Option Is Exercisable

On or after the first anniversary of the Grant Date	33 1/3%

On or after the second anniversary of the Grant Date	66 2/3%

On or after the third anniversary of the Grant Date	100%

(b)                                 Notwithstanding the foregoing, the Option shall become immediately exercisable (but only to the extent the Option has not otherwise terminated or become exercisable) as to 100% of the shares of Common Stock subject to such Option upon the first to occur of (i) a Change of Control or (ii) the date on which the Optionee ceases to be a member of the Board due to the Optionee’s death or Permanent Disability.

(c)                                  Notwithstanding the foregoing, no Option shall become exercisable as to any additional shares of Common Stock (which does not otherwise become exercisable in accordance with Section 3.1(a) or (b) above) following the cessation of the Optionee’s membership on the Board for any reason and any Option, which is unexercisable as of such date, shall be immediately cancelled without payment therefor.

Section 3.2.   Expiration of Option

The Optionee may not exercise any vested portion of the Option to any extent after the first to occur of the following events:

(a)                                  The tenth anniversary of the Grant Date; or

(b)                                 The first anniversary of the date the Optionee ceases to be a member of the Board, if the Optionee’s employment is terminated by reason of death, Permanent Disability or retirement from the Board on or after age 62 (unless earlier terminated as provided in Section 3.2(d) below); or

(c)                                  Immediately upon the date the Optionee ceases to be a member of the Board for any reason other than as provided in Section 3.2(b) above; or

(d)                                 If the Committee so determines pursuant to Section 9 of the Plan, the effective date of either the merger or consolidation of the Company into another Person, or the exchange or acquisition by another Person of all or substantially all of the Company’s assets or 80% or more of its then outstanding voting stock, or the merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution of the Company.  At least ten (10) days prior to the effective date of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, the Committee shall give the Optionee notice of such event and the opportunity to exercise the Option in full (whether or not otherwise exercisable, and to the extent that the Option has then neither been previously fully exercised nor become unexercisable under this Section 3.2).

ARTICLE IV

EXERCISE OF OPTION

Section 4.1.   Person Eligible to Exercise

During the lifetime of the Optionee, only the Optionee may exercise an Option or any portion thereof.  After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

Section 4.2.   Partial Exercise

Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

Section 4.3.   Manner of Exercise

An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

(a)                                  Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b)                                 Full payment (in cash, by check or by a combination thereof) of the Option exercise price for the shares identified in Section 2.2 above, with respect to which such Option or portion thereof is exercised;

(c)                                  A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of Common Stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the “Act”), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its reasonable discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations;

(d)                                 Full payment to the Company of any amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

(e)                                  In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act, and may issue stop-transfer orders covering such shares.  Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares.

Section 4.4.   Conditions to Issuance of Stock Certificates

The shares of stock deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares, which have then been reacquired by the Company.  Such shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

(a)                                  The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable; and

(b)                                 The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience or as may otherwise be required by applicable law.

Section 4.5.   Rights as Stockholder

Except as otherwise provided in Section 2.4 of this Agreement, the holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until a certificate or certificates representing such shares shall have been issued by the Company to such holder or, if the Common Stock is listed on a national securities exchange, a book entry representing such shares has been made by the registrar of the Company.

ARTICLE V

MISCELLANEOUS

Section 5.1.   Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2.   Option Not Transferable

Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3.   Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto.  By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to him.  Any notice, which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.3.  Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.4.   Titles; Pronouns

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.  The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 5.5.   Applicability of Plan

The Option and the shares issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the Option and such shares.  In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Section 5.6.   Amendment

This Agreement may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Agreement.

Section 5.7.   Governing Law

The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 5.8.   Arbitration

In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator.  If the parties are unable to agree on the selection of an arbitrator, then any party may petition the American Arbitration Association for the appointment of the arbitrator, which appointment shall be made within (10) days of the petition therefore.  Either the Company or the Optionee may institute such arbitration proceeding by giving written notice to the other party.  The arbitrator in New York or New Jersey shall hold a hearing within thirty (30) days of his or her appointment.  In preparation for their presentation at such hearing, each party may depose a maximum of four people.  Each such deposition shall last no more than (6) hours.  Each side may file with the arbitrator one brief note in excess of thirty (30) pages, excluding exhibits.  Each side shall have no more that eight (8) hours to present its position to the arbitrator.  The hearing shall be no more that three (3) days in length.  The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

[Signatures on next page.]

[Signature page to Non-Employee Director Stock Option Agreement]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

ROCKWOOD HOLDINGS, INC.

By:

Its:

OPTIONEE:

[NAME]

Address

Address

Grant Date:	, 2005

Exercise Price:	$

Aggregate number of shares of Common Stock for which the Option granted hereunder is exercisable (100% of number of shares):